SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 13, 2000
                                                        ------------------


                                CORECOMM LIMITED
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Bermuda                                0-24521                Not Applicable
-------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission             (IRS Employer
  of Incorporation)                  File Number)            Identification No.)



Cedar House, 41 Cedar Avenue, Hamilton, Bermuda             HM 12
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's Telephone Number, including area code (441) 295-2244
                                                  ----------------



           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.
-------   -------------

     On March 13, 2000, CoreComm Limited ("CoreComm") and Voyager.net, Inc. ("Voyager.net") announced a definitive agreement to merge in a stock and cash transaction valued at approximately $540 million. The transaction will immediately benefit CoreComm's Internet-based telecoms strategy in the Midwest, and significantly increase the company's overall Internet-centric capabilities as it rolls out its services across the country.

     Under the agreement, Voyager.net shareholders will receive 0.292 shares of CoreComm common stock and $3 in cash for each share of Voyager.net common stock. Based on Friday's closing price of CoreComm common stock of $47.875 per share, the purchase price would be $17 per Voyager.net share. Under the agreement's collar provisions, the shares of common stock issued will be reduced if the CoreComm stock price at closing exceeds $57 per share, and increased if the CoreComm common stock price at closing is below $41 per share. If CoreComm's stock price at closing is below $33 per share, there would be no further adjustment to the number of shares of CoreComm common stock issued and Voyager.net would have the right to terminate the transaction, subject to CoreComm's right to adjust further the shares issued. As of December 31, 1999, Voyager.net had total debt of approximately $24 million.

     The transaction is subject to shareholder approval and other customary closing conditions, and is expected to close during the summer of 2000. Holders of over a majority of the voting shares of Voyager.net have entered into an agreement with CoreComm to vote in favor of the transaction.



Item 7.   Financial Statements and Exhibits.
-------   ----------------------------------

          Exhibits

99.1      Press Release, issued March 13, 2000

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                CORECOMM LIMITED
                                (Registrant)


                                By: /s/  Richard J. Lubasch
                                ---------------------------
                                Name:    Richard J. Lubasch
                                Title:   Senior Vice President, General Counsel
                                           and Secretary



Dated:   March 13, 2000

                                  EXHIBIT INDEX
                                  -------------


Exhibit                                                             Page
-------                                                             ----

99.1      Press Release, issued March 13, 2000